CHAPMAN AND CUTLER LLP
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603



                                October 13, 2006





First Trust Exchange-Traded Fund
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532


         Re:              First Trust Exchange-Traded Fund

Ladies and Gentlemen:

         We have served as counsel for the First Trust Exchange-Traded Fund (the "Trust"), which proposes to offer and sell shares of its series (the "Shares"), the First Trust Value Line(R) Equity Allocation Index Fund and the First Trust Value Line(R) Dividend Index Fund (together, the "Funds" and each, the "Fund"), in the manner and on the terms set forth in Post-Effective Amendment No. 21 to its Registration Statement on Form N-1A filed on or about October 13, 2006 (the "Amendment") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.

         In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinion of Bingham McCutchen LLP issued to the Trust or Trust's counsel upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         The Shares when issued and sold by each Fund in accordance with the Trust's Declaration of Trust dated August 8, 2003, the Trust's Amended and Restated Establishment and Designation of Series dated July 26, 2006 and the Trust's By-Laws, and for the consideration described in the Amendment, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, will be validly issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

First Trust Exchange-Traded Fund
October 13, 2006
Page 2 of 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-125751) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.

                             Respectfully submitted,



                             CHAPMAN AND CUTLER LLP